November 2013 Preliminary Terms No. 118 Registration Statement No. 333-190038 Dated November 26, 2013 Filed pursuant to Rule 433
STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index
Principal at Risk Securities
Unlike conventional debt securities, the securities offered by these preliminary terms do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly payment but only if the index closing value of each of the Russell 2000® Index and the EURO STOXX 50® Index is at or above its downside threshold level of 75% of its initial index value on the related determination date.  If, however, the index closing value of either underlying index is less than its downside threshold level on any determination date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly payment. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to the downside threshold level, the payment at maturity will be the stated principal amount and the related contingent quarterly payment. If, however, the final index value of either underlying index is less than its downside threshold level, you will be exposed to the decline in the worse performing underlying index on a 1 to 1 basis and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, you must be willing to accept the risk of losing your entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the term of the securities.  Because all payments on the securities are based on the worse performing of the underlying indices, a decline beyond the downside threshold level of either underlying index will result in few or no contingent quarterly payments / a significant loss of your investment, even if the other underlying index appreciates or has not declined as much. These long-dated securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no contingent quarterly payments over the entire term of the securities. You will not participate in any appreciation of either underlying index. You may lose your entire initial investment in the securities. The securities are senior unsecured debt obligations of Barclays Bank PLC and all payments on the securities are subject to the creditworthiness of Barclays Bank PLC and are not guaranteed by any third party.
SUMMARY TERMS
Issuer:	Barclays Bank PLC
Underlying indices:	Russell 2000® Index (the “RTY Index”) and EURO STOXX 50® Index (the “SX5E Index”)
Aggregate principal amount:	$
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and initial issue price” below)
Pricing date:†	November , 2013 (expected to price on or about November 29, 2013)
Original issue date:†	December , 2013 (3 business days after the pricing date)
Maturity date:†	December 4, 2018, subject to postponement
Determination dates:†
Quarterly, on February 28, 2014, May 29, 2014, August 29, 2014, December 1, 2014, March 2, 2015, May 29, 2015, August 31, 2015, November 30, 2015, February 29, 2016, May 31, 2016, August 29, 2016, November 29, 2016, February 28, 2017, May 30, 2017, August 29, 2017, November 29, 2017, February 28, 2018, May 29, 2018, August 29, 2018 and November 29, 2018, subject to postponement. We also refer to November 29, 2018 as the final determination date.

Contingent payment dates:†
With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.

Early redemption:
If, on any determination date (other than the final determination date), the index closing value of each underlying index is greater than or equal to its initial index value, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.
The securities will not be redeemed early on any early redemption date if the index closing value of either underlying index is below the initial index value for such underlying index on the related determination date.

Early redemption payment:
The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the contingent quarterly payment with respect to the related determination date.

Contingent quarterly payment:
A contingent quarterly payment of at least $0.175 per quarter per security will be payable on the securities on each contingent payment date but only if the index closing value of each underlying index is at or above its downside threshold level on the related determination date. The actual contingent quarterly payment will be determined on the pricing date.
If, on any determination date, the index closing value of either underlying index is less than the downside threshold level for such underlying index, no contingent quarterly payment will be made with respect to the applicable quarterly period. It is possible that one or both underlying indices will remain below their respective downside threshold levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments.

Payment at maturity:
If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date.
If the final index value of either underlying index is less than its downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worse performing underlying index. This amount will be less than 75% of the stated principal amount of the securities and could be zero.
You may lose your entire initial investment in the securities. Any payment on the securities is subject to the creditworthiness of the issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors—Credit of Issuer” in these preliminary terms.

(Summary Terms continued on the following page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(2)	Agent’s commissions(2)	Proceeds to issuer
Per security	$10	$10	$0.30	$9.70
Total	$	$	$	$
(1)
Our estimated value of the securities on the pricing date, based on our internal pricing models, is expected to be between $9.400 and $9.528 per security. The estimated value is expected to be less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 3 of these preliminary terms.

(2)
Morgan Stanley Wealth Management and its financial advisers will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.30 for each security they sell. See “Supplemental Plan of Distribution.”

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 12 of these preliminary terms and on page S-6 of the prospectus supplement. You should read this document together with the related prospectus, prospectus supplement and index supplement, each of which can be accessed via the hyperlinks below before you make an investment decision.

Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of the Issuer and is not guaranteed by any third party. For a description of risks with respect to the ability of Barclays Bank PLC to satisfy its obligations as they come due, see “Risk Factors—Credit of Issuer” in these preliminary terms.
Prospectus dated July 19, 2013	Prospectus Supplement dated July 19, 2013	Index Supplement dated July 19, 2013
Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which these preliminary terms relate. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the index supplement dated July 19, 2013 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement, index supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, index supplement, preliminary pricing supplement, if any, and final pricing supplement (when completed) and these preliminary terms if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that these preliminary terms are truthful or complete.  Any representation to the contrary is a criminal offense.

Summary Terms continued from previous page:
Early redemption dates:†	The contingent payment date following the relevant determination date, subject to postponement
Downside threshold level:	With respect to the RTY Index: , which is 75% of its initial index value With respect to the SX5E Index: , which is 75% of its initial index value
Initial index value:	With respect to the RTY Index: , which is its index closing value on the pricing date With respect to the SX5E Index: , which is its index closing value on the pricing date
Index closing value:
For any underlying index on any scheduled trading day for such underlying index, the closing level of such underlying index as published by Bloomberg under ticker symbol “RTY” for the RTY Index and “SX5E” for the SX5E Index, at the regular weekday close of trading on that day. In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index as described in “Reference Assets—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” starting on page S-98 of the accompanying prospectus supplement.

Final index value:	With respect to each underlying index, its index closing value on the final determination date
Worse performing underlying index:	The underlying index with the lower index performance factor
Index performance factor:	Final index value divided by the initial index value
CUSIP / ISIN:	06742E380 / US06742E3808
Listing:	We do not intend to list the securities on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

†  Expected. In the event that we make any change to the pricing date and the issue date, determination dates and the maturity date will be changed so that the stated term of the securities remains the same. In addition, the maturity date, contingent payment dates, early redemption dates and determination dates are subject to postponement. See “Additional Information About the Securities—Additional Provisions— Postponement of the maturity date, the contingent payment dates and the early redemption dates,” “Additional Information About the Securities—Additional Provisions— Postponement of the determination dates” and “Additional Information About the Securities—Additional Provisions—Market disruption events and adjustments.”

Barclays Capital Inc.

Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

Additional Terms of the Securities

You should read these preliminary terms together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the index supplement dated July 19, 2013 relating to our Global Medium-Term Notes, Series A, of which these securities are a part. These preliminary terms, together with the documents listed below, contain the terms of the securities and supersede all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the index supplement as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

•	Index supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295727/d570220d424b3.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in these preliminary terms, the “Company,” “we,” “us,” or “our” refers to Barclays Bank PLC.

The securities constitute Barclays Bank PLC’s direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is expected to be less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost which we may incur in hedging our obligations under the securities, and estimated development and other costs which we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 3 months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary

November 2013	Page 3

Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 12 of these preliminary terms.

You may revoke your offer to purchase the securities at any time prior to the pricing date. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their pricing date. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

The Contingent Income Auto-Callable Securities Due December 4, 2018 Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly payment on each contingent payment date but only if the index closing value of each underlying index is at or above 75% of its initial index value, which we refer to as its downside threshold level, on the related determination date. If the index closing value of either underlying index is less than its downside threshold level on any determination date, no contingent quarterly payment will be made with respect to the related quarterly period. It is possible that the index closing value of either underlying index could remain below its downside threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments during the term of the securities.  We refer to these payments as contingent, because there is no guarantee that you will receive a contingent quarterly payment on any contingent payment date. Even if both underlying indices were to be at or above their respective downside threshold levels on some quarterly determination dates, one or both underlying indices may fluctuate below their respective downside threshold levels on others for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments. In addition, the securities will be automatically redeemed if the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date) for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly payment. If the securities have not been automatically called prior to maturity and the final index value of either underlying index is less than its downside threshold level, you will be exposed to the decline in the worse performing underlying index on a 1 to 1 basis, and will receive a payment at maturity that is less than 75% of the stated principal amount of the securities and could be zero. Accordingly, you must be willing to accept the risk of losing your entire initial investment and also the risk of not receiving any contingent quarterly payments throughout the entire term of the securities.

Maturity:	5 years
Contingent quarterly payment:
A contingent quarterly payment of at least $0.175 per quarter per security will be payable on the securities on each contingent payment date but only if the index closing value of each underlying index is at or above its downside threshold level on the related determination date. The actual contingent quarterly payment will be determined on the pricing date.
If, on any determination date, the index closing value of either underlying index is less than the downside threshold level for such underlying index, no contingent quarterly payment will be made with respect to the applicable quarterly period. It is possible that one or both underlying indices will remain below their respective downside threshold levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments.

Automatic early redemption:
If the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Payment at maturity:
If the final index value of each underlying index is greater than or equal to its downside threshold level, you will receive at maturity the stated principal amount and the contingent quarterly payment with respect to the final determination date.
If the final index value of either underlying index is less than its downside threshold level, you will receive a payment at maturity equal to the stated principal amount times the index performance factor of the worse performing underlying index, which will be less than 75% of the stated principal amount of the securities and could be zero. Accordingly, you must be willing to accept the risk of losing your entire initial investment.

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly payment but only if the index closing value of each underlying index is at or above its downside threshold level on the related determination date.  The following scenarios are for illustrative purposes only to demonstrate how the contingent quarterly payments and the payment at maturity (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly payments may be payable in none of, or some but not all of, the quarterly periods during the term of the securities and the payment at maturity may be less than 75% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity
This scenario assumes that, prior to early redemption, each underlying index closes at or above its downside threshold level on some quarterly determination dates but one or both underlying indices close below their respective downside threshold levels on the others. You receive the contingent quarterly payment for the quarterly periods that each index closing value is at or above its downside threshold level on the related determination date, but not for the quarterly periods that either index closing value is below its downside threshold level on the related determination date.

When each underlying index closes at or above its initial index value on a quarterly determination date (other than the final determination date), the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date, and you will receive no more contingent quarterly payments.

Scenario 2: The securities are not redeemed prior to maturity and you receive principal back at maturity
This scenario assumes that each underlying index closes at or above its downside threshold level on some quarterly determination dates but one or both underlying indices close below their respective downside threshold levels on the others, and each underlying index closes below its initial index value on every quarterly determination date before the final determination date. Consequently, the securities are not automatically redeemed, and you receive the contingent quarterly payment for the quarterly periods that each index closing value is at or above its downside threshold level on the related determination date, but not for the quarterly periods that either index closing value is below its downside threshold level on the related determination date. On the final determination date, each underlying index closes at or above its downside threshold level. At maturity, you will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3: The securities are not redeemed prior to maturity and you suffer a substantial loss of principal at maturity
This scenario assumes that each underlying index closes at or above its downside threshold level on some quarterly determination dates but one or both underlying indices close below their respective downside threshold levels on the others, and each underlying index closes below its initial index value on every quarterly determination date before the final determination date. Consequently, the securities are not automatically redeemed, and you receive the contingent quarterly payment for the quarterly periods that each index closing value is at or above its downside threshold level on the related determination date, but not for the quarterly periods that either index closing value is below its downside threshold level on the related determination date. On the final determination date, one or both underlying indices close below their respective downside threshold levels. At maturity, you will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worse performing underlying index, which will be less than 75% of the stated principal amount and could be zero. No contingent quarterly payment will be paid at maturity in this scenario.

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the index closing values on each quarterly determination date and (2) the final index values. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Payments (Beginning on the First Contingent Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

Diagram #3:  Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is paid with respect to a determination date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment will be determined by reference to the index closing value of each underlying index on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final index value of each underlying index. The actual initial index value and downside threshold level for each underlying index will be determined on the pricing date. All payments on the securities, if any, are subject to the credit risk of the issuer. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following assumed terms:

Contingent Quarterly Payment:
A contingent quarterly payment of at least $0.175 per quarter per security will be paid on the securities on each contingent payment date but only if the index closing value of each underlying index is at or above its downside threshold level on the related determination date.

Automatic Early Redemption:
If the index closing value of each underlying index is greater than or equal to its initial index value on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Payment at Maturity (if the securities have not been automatically redeemed early):
If the final index value of each underlying index is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date
If the final index value of either underlying is less than its downside threshold level: (i) the stated principal amount multiplied by (ii) the index performance factor of the worse performing underlying index

Stated Principal Amount:	$10
Hypothetical Initial Index Value:	With respect to the RTY Index: 1,119.62 With respect to the SX5E Index: 3,044.34
Hypothetical Downside Threshold Level:
With respect to the RTY Index: 839.715, which is 75% of the hypothetical initial index value for such index
With respect to the SX5E Index: 2,283.255, which is 75% of the hypothetical initial index value for such index

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing Level		Contingent Quarterly Payment
	RTY Index	SX5E Index
Hypothetical Determination Date 1	1,200 (at or above downside threshold level)	2,500 (at or above downside threshold level)	$0.175
Hypothetical Determination Date 2	700 (below downside threshold level)	3,500 (at or above downside threshold level)	$0
Hypothetical Determination Date 3	1,200 (at or above downside threshold level)	2,000 (below downside threshold level)	$0
Hypothetical Determination Date 4	700 (below downside threshold level)	2,000 (below downside threshold level)	$0

On hypothetical determination date 1, each of the RTY Index and SX5E Index closes at or above its downside threshold level. Therefore a contingent quarterly payment of $0.175 is paid on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one underlying index closes at or above its downside threshold level but the other underlying index closes below its downside threshold level. Therefore, no contingent quarterly payment is paid on the relevant contingent payment date.

On hypothetical determination date 4, each underlying index closes below its downside threshold level and accordingly no contingent quarterly payment is paid on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing level of either underlying index is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing Level		Early Redemption Payment
	RTY Index	SX5E Index
Hypothetical Determination Date 1	1,200 (at or above the initial index value)	1,500 (below the initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	700 (below the initial index value)	1,500 (below the initial index value)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	1,300 (at or above the initial index value)	3,500 (at or above the initial index value)	$10.175 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date)

On hypothetical determination date 1, one underlying index closes at or above its initial index value but the other underlying index closes below its initial index value. Therefore, the securities remain outstanding and are not redeemed early.

Similarly, on hypothetical determination date 2, each underlying index closes below its initial index value. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 3, each of the RTY Index and SX5E Index closes at or above its initial index value. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final Index Value		Payment at Maturity
	RTY Index	SX5E Index
Example 1:	1,200 (at or above the downside threshold level)	3,500 (at or above the downside threshold level)	$10.175 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)
Example 2:	447.848 (below downside threshold level)	3,500 (at or above the downside threshold level)	$10 × index performance factor of the worse performing underlying index = $10 × (447.848 / 1,119.62) = $4.00
Example 3:	1,200 (at or above the downside threshold level)	1,522.17 (below the downside threshold level)	$10 × (1,522.17 / 3,044.34) = $5.00
Example 4:	559.81 (below the downside threshold level)	1,217.736 (below the downside threshold level)	$10 × (1,217.736 / 3,044.34) = $4.00
Example 5:	335.886 (below the downside threshold level)	1,217.736 (below the downside threshold level)	$10 × (335.886 / 1,119.62) = $3.00

In example 1, the final index value of each of the RTY Index and SX5E Index is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In examples 2 and 3, the final index value of one underlying index is at or above its downside threshold level but the final index value of the other underlying index is below its downside threshold level. Therefore, you are exposed to the downside performance of the worse performing underlying index at maturity and receive at maturity an amount equal to the stated principal amount times the index performance factor of the worse performing underlying index.

Similarly, in examples 4 and 5, the final index value of each underlying index is below its downside threshold level, and you receive at maturity an amount equal to the stated principal amount times the index performance factor of the worse performing underlying index. In example 4, the RTY Index has declined 50% from its initial index value to its final index value, while the SX5E Index have declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the SX5E Index, which is the worse performing underlying index in this example. In example 5, the RTY Index has declined 70% from its initial index value to its final index value, while the SX5E Index has declined 60% from its initial index value. Therefore the payment at maturity equals the stated principal amount times the index performance factor of the RTY Index, which is the worse performing underlying index in this example.

If the final index value of EITHER underlying index is below its downside threshold level, you will be exposed to the downside performance of the worse performing underlying index at maturity, and your payment at maturity will be less than 75% of the stated principal amount per security and could be zero.

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Risk Factors

An investment in the securities involves significant risks. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities. Investing in the securities is not equivalent to investing directly in the underlying indices. The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” in the prospectus supplement and in the index supplement, including the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;
•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;
•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”;
•	“Risk Factors—Additional Risks Relating to Notes Which We May Call or Redeem (Automatically or Otherwise)”;
•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”; and

•	“Risk Factors—Additional Risks Relating to Securities with More than One Reference Asset, Where the Performance of the Security Is Based on the Performance of Only One Reference Asset.”

▪
The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final index value of either underlying index is less than its downside threshold level of 75% of its initial index value, you will be exposed to the decline in the index closing value of the worse performing underlying index, as compared to its initial index value, on a 1 to 1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worse performing underlying index. In this case, the payment at maturity will be less than 75% of the stated principal amount and could be zero.

▪
The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly payment but only if the index closing value of each underlying index is at or above 75% of its initial index value on the related determination date. If, on the other hand, either underlying index closes below its downside threshold level on the relevant determination date for any quarterly period, we will pay no contingent quarterly payment on the applicable contingent payment date. It is possible that either or both index closing values could remain below their respective downside threshold levels for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
You are exposed to the price risk of both underlying indices, with respect to both the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of both underlying indices. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying index. To receive any contingent quarterly payments, each underlying index must close at or above its downside threshold level on the applicable determination date. In addition, if the securities have not been automatically redeemed early and either underlying index has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worse performing underlying index over the term of the securities on a 1 to 1 basis, even if the other underlying index has appreciated. Under this scenario, the value of any such payment will be less than 75% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of both underlying indices.

▪
Because the securities are linked to the performance of the worse performing underlying index, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your

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investment than if the securities were linked to just one underlying index. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to just the performance of one underlying index. With two underlying indices, it is more likely that either underlying index will close below its downside threshold level on any determination date than if the securities were linked to only one underlying index, and therefore it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment. In addition, because each underlying index must close above its initial index value on a quarterly date (other than the final determination date) in order for the securities to be called prior to maturity, the securities are less likely to be called on any determination date (other than the final determination date) than if the securities were linked to just one underlying index.

▪
The contingent quarterly payment, if any, is based only on the value of the underlying indices on the related quarterly determination date.  Whether the contingent quarterly payment will be paid on any contingent payment date will be determined based on the index closing value of each underlying index on the relevant quarterly determination date.  As a result, you will not know whether you will receive the contingent quarterly payment on any contingent payment date until near the end of the relevant quarterly period.  Moreover, because the contingent quarterly payment is based solely on the value of each underlying index on quarterly determination dates, if the index closing value of either underlying index on any determination date is below its downside threshold level, you will receive no contingent quarterly payment on the related contingent payment date even if the level of either or both underlying indices were higher on other days during that quarterly period.

▪
Investors will not participate in any appreciation in either underlying index. Investors will not participate in any appreciation in either underlying index from its initial index value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which each index closing value is greater than or equal to its downside threshold level, if any.

▪
Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪
The market price will be influenced by many unpredictable factors.  Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the values of the underlying indices on any day, including in relation to their respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of the underlying indices;

o	whether the index closing value of either underlying index has been below its downside threshold level on any determination date;

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the values of the underlying indices;

o	dividend rates on the securities underlying the underlying indices;

o	the time remaining until the securities mature;

o	interest and yield rates in the market;

o	the availability of comparable instruments;

o	the composition of the underlying indices and changes in the constituent stocks of such underlying indices; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

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Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if either underlying index has closed near or below its downside threshold level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $10 per security.

You cannot predict the future performance of the underlying indices based on their historical performance. The value of one or both underlying indices may decrease and be below their respective downside threshold levels on each determination date so that you will receive no return on your investment and one or both underlying indices may close below their downside threshold levels on the final determination date so that you will lose more than 25% or all of your initial investment in the securities. There can be no assurance that the index closing values of the underlying indices will be at or above their respective downside threshold levels on any determination date so that you will receive a contingent quarterly payment on the securities for the relevant quarterly period or that they will be at or above their respective downside threshold levels on the final determination date so that you do not suffer a significant loss on your initial investment in the securities. See “Russell 2000® Index Overview” and “EURO STOXX 50® Index Overview” below.

▪
Credit of Issuer.  The securities are senior unsecured debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and are not guaranteed by a third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities.

▪
The securities are subject to small-capitalization companies risk.  The RTY Index tracks companies that are considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies, and therefore securities linked to the RTY Index may be more volatile than an investment linked to an index with component stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪
There are risks associated with investments in securities linked to the value of foreign equity securities.  The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪
Payments on the securities will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the constituent stocks of the SX5E Index are traded in a foreign currency.  The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the Euro.  Therefore, if the Euro appreciates

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or depreciates relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, on the securities.

▪
Not equivalent to investing in the underlying indices.  Investing in the securities is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the securities will not participate in any positive performance of either underlying index, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

▪
The inclusion of commissions and projected profit from hedging in the initial issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC is willing to purchase the securities in any secondary market transactions will likely be lower than the initial issue price since the initial issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the securities, as well as the projected profit included in the cost of hedging the issuer’s obligations under the securities. In addition, any such prices may differ from values determined by pricing models used by Barclays Bank PLC, as a result of dealer discounts, mark-ups or other transaction costs, and the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC will be willing to purchase the securities from you in secondary market transactions will likely be lower than the price you paid for the securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪
The estimated value of your securities might be lower if such estimated value were based on the levels as which our debt securities trade in the secondary market.  The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above may be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

▪
The estimated value of your securities is expected to be lower than the initial issue price of your securities.  The estimated value of your securities on the pricing date is expected to be lower, and may be significantly lower, than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost which we may incur in hedging our obligations under the securities, and estimated development and other costs which we may incur in connection with the securities.

▪
The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions which may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities.  There may be little or no secondary market for the securities. We do not intend to list the securities on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time.  Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. Accordingly, you should be willing to hold your securities to maturity.

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▪
The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪
The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities.  Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

▪
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the securities.  The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying indices on the pricing date and, as a result, could decrease the amount an investor may receive on the securities at maturity. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial index values and, therefore, could increase the value at which the underlying indices must close so that the investor does not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the final determination date, could potentially affect the value of the underlying indices on the final determination date and, accordingly, the amount of cash an investor will receive at maturity.

▪
Potential adverse economic interest of the calculation agent.  The economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.  The calculation agent will determine the initial index value, downside threshold level and final index value for each underlying index, whether you receive a contingent quarterly payment on each contingent payment date and/or at maturity, whether the securities will be redeemed on any early redemption date and the amount of cash, if any, you will receive at maturity. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a discontinuance of an underlying index, may adversely affect the payout to you at maturity.

▪
Adjustments to the underlying indices could adversely affect the value of the securities.  The underlying index publishers may discontinue or suspend calculation or publication of the underlying indices at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates.

▪	Tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax adviser about your tax situation.

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Russell 2000® Index Overview

The Russell 2000® Index was developed by Russell Investments (“Russell”) and is calculated, maintained and published by Russell. The Russell 2000® Index is reported by Bloomberg under the ticker symbol “RTY <Index>”. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index (the “Russell 3000”), the Russell 2000® Index consists of approximately 2,000 of the smallest companies (based on a combination of their market capitalization and current index membership) included in the Russell 3000 and represented, as of November 20, 2013, approximately 10% of the total market capitalization of the Russell 3000. The Russell 3000, in turn comprises the 3,000 largest U.S. companies as measured by total market capitalization, which together represented, as of November 20, 2013, approximately 98% of the U.S. equity markets open to public investment.

The information on the Russell 2000® Index provided in these preliminary terms should be read together with the discussion under the heading “Non—Proprietary Indices—Equity Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on November 21, 2013:

Bloomberg Ticker Symbol:	RTY	52 Week High (on November 21, 2013):	1,121.07
Current Index Value:	1,119.62	52 Week Low (on November 21, 2013):	798.38
52 Weeks Ago:	798.38

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2008 through November 21, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter during the same period. The index closing value of the RTY Index on November 21, 2013 was 1,119.62. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The RTY Index has experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 2, 2008 to November 21, 2013

* The solid red line indicates the hypothetical downside threshold level, assuming the index closing value on November 21, 2013 were the initial index value.

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Russell 2000® Index	High	Low	Period End
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	650.96	689.95
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.47	1,073.79
Fourth Quarter (through November 21, 2013)	1,121.07	1,043.46	1,119.62

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EURO STOXX 50® Index Overview

The EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited, a company owned by Deutsche Börse AG and SIX Group AG. The EURO STOXX 50® provides a blue-chip representation of supersector leaders in the Eurozone. The EURO STOXX 50 Index represents supersector leaders in the Eurozone in terms of free-float market capitalization and covers 50 stocks from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Publication of the EURO STOXX 50 Index was introduced on February 26, 1998, with a base value of 1,000 as of December 31, 1991.

The information on the EURO STOXX 50® Index provided in these preliminary terms should be read together with the discussion under the heading “Non—Proprietary Indices—Equity Indices—EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on November 21, 2013:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on November 21, 2013):	3,081.30
Current Index Value:	3,044.34	52 Week Low (on November 21, 2013):	2,511.83
52 Weeks Ago:	2,519.68

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2008 through November 21, 2013. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter during the same period. The index closing value of the SX5E Index on November 21, 2013 was 3,044.34. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance.

SX5E Index Daily Closing Values January 1, 2008 to November 21, 2013

* The solid red line indicates the hypothetical downside threshold level, assuming the index closing value on November 21, 2013 were the initial index value.

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EURO STOXX 50® Index	High	Low	Period End
2008
First Quarter	4,339.23	3,431.82	3,628.06
Second Quarter	3,882.28	3,340.27	3,352.81
Third Quarter	3,445.66	3,000.83	3,038.20
Fourth Quarter	3,113.82	2,165.91	2,447.62
2009
First Quarter	2,578.43	1,809.98	2,071.13
Second Quarter	2,537.35	2,097.57	2,401.69
Third Quarter	2,899.12	2,281.47	2,872.63
Fourth Quarter	2,992.08	2,712.30	2,964.96
2010
First Quarter	3,017.85	2,631.64	2,931.16
Second Quarter	3,012.65	2,488.50	2,573.32
Third Quarter	2,827.27	2,507.83	2,747.90
Fourth Quarter	2,890.64	2,650.99	2,792.82
2011
First Quarter	3,068.00	2,721.24	2,910.91
Second Quarter	3,011.25	2,715.88	2,848.53
Third Quarter	2,875.67	1,995.01	2,140.41
Fourth Quarter	2,476.92	2,090.25	2,316.55
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter (through November 21, 2013)	3,081.30	2,902.12	3,044.34

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	One business day prior to the related contingent payment date
Postponement of the maturity date, the contingent payment dates and the early redemption dates:
The maturity date, the contingent payment dates and the early redemption dates will be postponed if the relevant determination date is postponed due to the occurrence or continuance of a market disruption event on such relevant determination date. In such a case, the maturity date, contingent payment date, or early redemption date, as the case may be, will be postponed by the same number of business days from but excluding the originally scheduled determination date. See “Terms of the Notes — Maturity Date” in the accompanying prospectus supplement and “Market disruption events and adjustments” below.

Postponement of the determination dates:
The determination dates may be postponed due to the occurrence or continuance of a market disruption event on such date. See “Market disruption events and adjustments” below. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the final determination date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such determination date.

Market disruption events and adjustments:
For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Indices—Market Disruption Events for Securities with the Reference Asset Comprised of an Index or Indices of Equity Securities” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the prospectus supplement. For purposes of such market disruption event provisions in the prospectus supplement only, each underlying index will be deemed a “basket component,” together comprising a “basket.”  The securities do NOT represent an investment in a basket of the underlying indices or the stocks included in the underlying indices.

For a description of further adjustments that may affect the underlying indices, see “Reference Assets—Indices—Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices.”

Denominations:	$10 per security and integral multiples thereof
Minimum ticketing size:	100 securities
Tax considerations:
You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

In determining our reporting responsibilities, if any, we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities (assuming contingent quarterly payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your securities between the time your right to a contingent quarterly payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the contingent quarterly payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a determination date but that can be attributed to an expected contingent quarterly payment could be treated as ordinary income. You should consult your tax adviser regarding this issue.

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Contingent Income Auto-Callable Securities Due December 4, 2018
All Payments on the Securities Based on the Worse Performing of the Russell 2000® Index and the EURO STOXX 50® Index Principal at Risk Securities

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders. Insofar as we have responsibility as a withholding agent, we do not intend to withhold on contingent quarterly payments to non-U.S. holders (as defined in the accompanying prospectus supplement) in respect of instruments such as the securities. However, if we (or other withholding agents) determine that there is a material risk that withholding on any such payments will be required, we (or other withholding agents) may withhold on any contingent quarterly payment at a 30% rate, unless the non-U.S. holder has provided the withholding agent with (i) a valid IRS Form W-8ECI or (ii) a valid IRS Form W-8BEN properly claiming tax treaty benefits that reduce or eliminate withholding. Non-U.S. holders will also be subject to the general rules regarding information reporting and backup withholding, as described under the heading “Certain U.S. Federal Income Tax Considerations—Information Reporting and Backup Withholding” in the accompanying prospectus supplement.

Trustee:	The Bank of New York Mellon
Calculation agent:	Barclays Bank PLC
Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

We, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underlying indices and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the level, value or price of reference assets and their components, the market value of the securities or any amounts payable on your securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Employee Retirement Income Security Act” starting on page S-120 in the accompanying prospectus supplement.
Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

These preliminary terms represent a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus, prospectus supplement and index supplement for this offering, which can be accessed via the hyperlinks on the front page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisers will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $0.30 for each security they sell.

We expect that delivery of the securities will be made against payment for the securities on or about the issue date indicated on the cover of these preliminary terms, which will be the third business day following the expected pricing date (this settlement cycle being referred to as “T+3”). See “Plan of Distribution” in the prospectus supplement.

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